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                                                                   Exhibit 10.14







Dear [Executive]:

J.Crew Group, Inc. (together with its subsidiary companies, the "Company") has determined that it is in the best interests of the Company and its shareholders to agree to pay you the severance benefits described in this letter agreement if you leave the Company's employ under the limited circumstances described below. The Company believes that these arrangements will reinforce and encourage your continued attention and dedication to your duties and better align your interests with those of the Company's shareholders.

Accordingly, the parties hereto agree as follows:

         1. Term.  The  provisions  of this  Agreement  shall  become  effective
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on the date hereof and shall  terminate  on the fifth anniversary of that date
(the "Employment Period").

         2. Severance Payments.
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         (a) If your employment is terminated during the Employment Period for any reason, the Company shall pay you or your estate, as the case may be, within thirty days following the effective date of termination (the "Termination Date"), your Base Salary (as defined in below) through the Termination Date (to the extent not theretofore paid).

         (b) If the Company terminates your employment during the Employment Period without "Cause" (as defined below), you will be entitled to
             (i) continuation of your Base Salary and medical benefits for a period of twelve months after the Termination Date, (ii) payment of any bonus that would have been earned by you in respect of the fiscal year ending before the Termination Date occurs if you had been employed on the date such bonus is paid by the Company to associates for such fiscal year, provided that the payments provided in clauses (i) and (ii) hereof (collectively, the "Salary
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             Continuation Payments") are subject to and conditioned upon your
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             executing a valid general release and waiver (reasonably acceptable to the Company), waiving all claims that you may have against the Company, its successors, assigns, affiliates, employees, officers and directors and your compliance with the provisions set forth in Paragraph 3 hereof. The Company shall have no additional obligations under this Agreement.

         (c) For purposes of this Agreement, the following terms shall have the following definitions:

             (i) "Base Salary" shall mean your base salary in effect on the date hereof or on the Termination Date, whichever is higher.

             (ii)   "Cause" shall mean (i) your conviction for a felony, (ii)
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                    willful misconduct or gross negligence in connection with
                    the performance of your duties as an employee of the Company, (iii) a fraudulent act or omission by you adverse to the reputation of the Company or any affiliate, and (iv) the disclosure by you of any Confidential Information (as defined in Section 3(b) hereof) to persons


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                    not authorized to know same. If subsequent to the
                    termination of your employment, it is discovered that your employment could have been terminated for Cause, your employment shall, at the election of the Company, in its sole discretion, be deemed to have been terminated for Cause.

             (iii) "Disability" shall mean your incapacity due to physical or mental illness or injury, which results in your being unable to perform your duties hereunder for a period of ninety (90) consecutive working days, and within thirty (30) days after the Company notifies you that your employment is being terminated for Disability, you shall not have returned to the performance of your duties on a full-time basis.

3.   Additional Agreements; Confidentiality.

     (a) As additional consideration for the Company entering into this Agreement, you agree that during the Employment Period and for a period of one year following the Termination Date, you shall not, directly or indirectly, solicit, hire, or seek to influence the employment decisions of any employee of the Company on behalf of any person or entity other than the Company.

     (b) You agree that during the Employment Period and thereafter you will hold in strict confidence any proprietary or Confidential Information related to the Company or its affiliates. For purposes of this Agreement, the term "Confidential Information" shall mean all information of the Company and its
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affiliates in whatever form which is not generally known to the public, including without limitation, customer lists, trade practices, marketing techniques, fit specifications, design, pricing structures and practices, research, trade secrets, processes, systems, programs, methods, software, merchandising, distribution, planning, inventory and financial control, store design and staffing. Upon termination of your employment, you shall not take, without the prior written consent of the Company, any drawing, specification or other document or computer record (in whatever form) of the Company or its affiliates embodying any Confidential Information and will return any such information (in whatever form) then in your possession.

     (c) You agree that during the Employment Period and thereafter you shall not disclose any information regarding the existence or substance of this Agreement to any third party (including employees of the Company) without the prior written consent of the Chief Executive Officer of the Company, except as may be required by law, other than to your spouse or your professional advisers for purposes of discussing the subject matter hereof and, with respect to such professional advisers, you agree to inform them of your obligations hereunder and take all reasonable steps to ensure that such professional advisers do not disclose the existence or substance hereof. Further, during the Employment Period and thereafter you agree not to directly or indirectly disparage or defame the Company, its affiliates or any of their directors, officers or employees.

     (d) You also agree that breach of the obligations provided in this Paragraph 3 would cause the Company to suffer irreparable harm for which money damages would not be an adequate remedy and therefore, if you breach any of the provisions in this Paragraph 3, the Company will be entitled to an injunction restraining you from violating such provision without the posting of any bond. If the Company shall institute any action or proceeding to enforce the terms of any such provision, you hereby waive the claim or defense that the Company has an adequate remedy at law and you agree not to assert in any such action or proceeding the claim or defense that the Company has an adequate remedy at law. The foregoing shall not prejudice


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the Company's right to require you to account for and pay over to the Company, and you hereby agree to account for and pay over, the compensation, profits, monies, accruals and other benefits derived or received by you as a result of any transaction constituting a breach of any of the provisions set forth in this Paragraph 3.

4.   Miscellaneous.

     (a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and shall be deemed to be given when delivered personally or four days after it is mailed by registered or certified mail, postage prepaid, return receipt requested or one day after it is sent by a reputable overnight courier service and, in each case, addressed as follows:

       If to the Company:

          J. Crew Operating Corp.
          770 Broadway
          Twelfth Floor
          New York, NY 10003
          Attention: General Counsel

       If to you:

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or to such other address as any party may designate by notice to the other.

     (b) This Agreement constitutes the entire agreement between you and the Company with respect to your employment by the Company, and supersedes and is in full substitution for any and all prior understandings or agreements (other than the terms set forth in any stock option agreement to which you are a party) with respect to your employment.

     (c) This Agreement shall inure to the benefit of and be an obligation of the Company's assigns and successors; however you may not assign any of your rights or duties hereunder to any other party.

     (d) No provision of this Agreement may be amended or waived, unless such amendment or waiver is specifically agreed to in writing and signed by you and an officer of the Company duly authorized to execute such amendment. The failure by either you or the Company at any time to require the performance by the other of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by you or the Company of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

     (e) You and the Company acknowledge and agree that each of you has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.


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Rather, the terms of this Agreement shall be construed fairly as to both parties and not in favor or against either party.

     (f) Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Paragraph, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

     (g) The Company may withhold from any amounts payable to you hereunder all federal, state, city or other taxes that the Company may reasonably determine are required to be withheld pursuant to any applicable law or regulation (it being understood, that you shall be responsible for payment of all taxes in respect of the payments and benefits provided herein).

     (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     (i) This Agreement and all amendments thereof shall, in all respects, be governed by and construed and enforced in accordance with the internal laws (without regard to principles of conflicts of law) of the State of New York. Each party hereto hereby agrees to and accepts the exclusive jurisdiction of any court in New York County or the U.S. District Court for the Southern District of New York in respect of any action or proceeding relating to the subject matter hereof, expressly waiving any defense relating to jurisdiction or forum non
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conveniens, and consents to service of process by U.S. certified or registered
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mail in any action or proceeding with respect to this Agreement.

          If the terms of this letter Agreement meet with your approval, please sign and return one copy to me.

                                   Sincerely,


                                   ----------------------------------
                                   Chief Executive Officer

AGREED TO AND ACCEPTED:


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[Executive]

Date:
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